Exhibit 3.1

MONTAUK RENEWABLES, INC.

AMENDED AND RESTATED BYLAWS

As Adopted and Effective

on September 13, 2023

(i)

TABLE OF CONTENTS

(continued)

(ii)

STOCKHOLDERS MEETINGS

1. Time and Place of Meetings. All meetings of stockholders will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors (the “Board”) of Montauk Renewables, Inc., a Delaware corporation (the “Company”), from time to time or, in the absence of a designation by the Board, by the Chairman, the Chief Executive Officer or the Secretary, and stated in the notice of the meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that a meeting of stockholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”). The Board may cancel or reschedule to an earlier or later date any previously scheduled annual or special meeting of stockholders.

2. Annual Meetings. At each annual meeting of stockholders, the stockholders will elect the directors from the nominees for director to succeed those directors whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with Bylaws 8, 9, 10 and 11.

3. Special Meetings.

(a) General. A special meeting of stockholders may be called only (i) by the Chairman, (ii) by the Chief Executive Officer, or (iii) by the Secretary acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of directors that the Company would have if there were no vacancies on the Board (the “Whole Board”), in each case to transact only such business as is specified in the notice of the meeting or authorized by a majority of the Whole Board to be brought before the meeting. For the avoidance of doubt, stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders.

(b) Meetings of Preferred Stockholders. Notwithstanding the foregoing provisions of this Bylaw 3, special meetings of holders of any outstanding Preferred Stock may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.

4. Notice of Meetings. Written notice of every meeting of stockholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given, in a form permitted by Bylaw 28 or by the DGCL, not less than ten nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided by law. When a meeting is recessed or adjourned to another date, time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the recessed or adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such recessed or adjourned meeting, are provided in a manner permitted by Section 222 of the DGCL (or any successor provision); provided, however, that if the recess or adjournment is for more than 30 calendar days, or if after the recess or adjournment a new record date is fixed for the recessed or adjourned meeting, written notice of the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such recessed or adjourned meeting, must be given in conformity herewith or as otherwise provided or permitted by the DGCL.

5. Inspectors. The Board will, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting will appoint one or more inspectors to act at the meeting.

6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority in voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at a meeting of stockholders for the transaction of business thereat. A quorum, once established, will not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. If, however, such a quorum shall not be present or represented at any meeting of stockholders, the presiding officer of the meeting shall have the power to adjourn the meeting from time to time, in the manner provided in Bylaw 13, until a quorum is present or represented.

7. Voting; Proxies.

(a) General. Except as otherwise provided by law, by the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by Section 212 of the DGCL (or any successor provision). Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

(b) Vote Required for Stockholder Action.

(i) When a quorum is present at any meeting of stockholders and except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or in a Preferred Stock Designation, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders with respect to all matters other than the election of directors, who will be elected by a plurality of all votes properly cast.

(ii) Notwithstanding anything to the contrary set forth in these Bylaws, the non-binding advisory vote pursuant to Section 14A(a)(2) of the Securities Exchange Act of 1934 (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) with respect to the determination as to whether the advisory vote on executive compensation shall occur every one year, two years or three years, to the extent required, shall be decided by a plurality of all votes properly cast among those three alternatives; provided that for purposes of any vote required pursuant to this sentence, neither abstentions nor broker non-votes shall count as votes cast.

8. Order of Business. The Chairman, or an officer of the Company designated from time to time by a majority of the Whole Board, will call meetings of stockholders to order and will act as presiding officer thereof. The presiding officer of any meeting may adjourn, recess and convene any meeting of stockholders. Unless otherwise determined by the Board prior to the meeting, the presiding officer of any meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of the meeting, including without limitation by: (a) imposing restrictions on the persons (other than stockholders or their duly appointed proxy holders) that may attend the meeting; (b) ascertaining whether any stockholder or his or her proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted the proceedings thereat; (c) determining the circumstances in which any person may make a statement or ask questions at the meeting; (d) ruling on all procedural questions that may arise during or in connection with the meeting; (e) determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting; and (f) determining the time or times at which the polls for voting at the meeting will be opened and closed.

9. Notice of Stockholder Proposals.

(a) Business to Be Conducted at Annual Meeting. At an annual meeting of stockholders, only such business may be conducted as has been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a director, which is governed by Bylaw 10, and, to the extent applicable, Bylaw 11), must (i) be brought before the meeting by or at the direction of the Board or (ii)(A) otherwise be properly brought before the meeting by a stockholder present in person (as defined in Bylaw 11(i)(iii)) who has complied with all applicable requirements of this Bylaw 9 and Bylaw 11 in relation to such business, was a stockholder of record of the Company at the time of giving the notice required by Bylaw 11(a), on the record date(s) for the determination of stockholders entitled to notice of and to vote at the annual meeting, and at the time of the annual meeting, and is entitled to vote at the annual meeting and (B) relate to an item of business that is a proper subject for stockholder action under the Certificate of Incorporation, these Bylaws and applicable law and is not expressly reserved for action by the Board under the Certificate of Incorporation, these Bylaws or applicable law. For the avoidance of doubt, the foregoing clause (ii) will be the exclusive means for a stockholder to submit business before an annual meeting of stockholders (other than the nomination of a person for election as a director, which is governed by Bylaw 10, and, to the extent applicable, Bylaw 11, and proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board).

(b) Required Form for Stockholder Proposals. To be in proper form, a stockholder’s notice to the Secretary must set forth in writing the following information, which must be updated and supplemented as provided in Bylaw 11.

(i) Information Regarding the Proposing Person. As to each Proposing Person (as defined in Bylaw 11(i)(iv)):

(A) the name and address of such Proposing Person (including, if applicable, the name and address as they appear on the Company’s stock transfer book);

(B) the class, series and number of shares of the Company directly or indirectly beneficially owned or held of record by such Proposing Person (including any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);

(C) a representation (1) that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at the annual meeting and intends to be present in person (as defined in Bylaw 11(i)(iii)) at the annual meeting to bring such business before the annual meeting, (2) as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote and required to approve the proposal and, if so, identifying such Proposing Person and (3) as to whether any Proposing Person intends to engage in or be a participant in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation;

(D) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Company, or any option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act or other synthetic arrangement having characteristics of a long position) which, assuming for purposes of these Bylaws, are presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to any class or series of securities of the Company or with a value derived in whole or in part from the price, value, dividend or amount of dividend, or volatility of any class or series of securities of the Company, whether or not such instrument, contract or right shall be subject to settlement in whole or in part in the underlying class or series of securities of the Company or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such security, instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price, value, dividend or amount of dividend or volatility of securities of the Company, in each case, regardless of whether (x) such right or interest conveys any voting rights in such share to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any of the foregoing, a “Derivative Instrument”), provided that, for the purposes of the term “Derivative Instrument”, the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination, or otherwise include rights with an exercise or conversion privilege that is not fixed; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose a Derivative Instrument held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer;

(E) any proportionate interest in shares of the Company or Derivative Instruments or Short Interests held, directly or indirectly, by a general or limited partnership in which the Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(F) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote any shares of the Company or which has the effect of increasing or decreasing the voting power of such Proposing Person;

(G) any contract, agreement, arrangement, understanding or relationship including any repurchase or similar so called “stock borrowing” agreement or arrangement (including any short position or any borrowing or lending of shares of stock), the purpose or effect of which is to mitigate loss, reduce economic risk (of ownership or otherwise) or increase or decrease voting power with respect to any capital stock of the Company or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the Company, including without limitation any “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) related to any shares of any class or series of shares of the Company (any of the foregoing, a “Short Interest”);

(H) any material pending or threatened legal proceeding involving the Company, any affiliate of the Company or any of their respective directors or officers, to which such Proposing Person or its affiliates is a party or has a material interest (excluding an interest that is substantially the same as all stockholders); and

(I) any rights directly or indirectly held of record or beneficially by the Proposing Person to dividends on the shares of the Company that are separated or separable from the underlying shares of the Company;

(J) any equity interests (including any equity interests as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future) or any Derivative Instruments or Short Interests in any competitor (as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended) of the Company held by such Proposing Person (provided that, solely for purposes of this clause (J), references to the words “the Company” within the definitions of “Derivative Instrument” and “Short Interests” shall be replaced with the words “such competitor”);

(K) any direct or indirect interest of such Proposing Person in any contract or agreement with the Company, any affiliate of the Company or any significant competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(L) any other material relationship between such Proposing Person, on the one hand, and the Company, any affiliate of the Company or any significant competitor of the Company, on the other hand;

(M) any performance-related fees (other than an asset-based fee) to which the Proposing Person or any affiliate or immediate family member of the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Company, Derivative Instruments or Short Interests;

(N) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Proposing Person, if any;

(O) a representation as to whether such Proposing Person will submit any other proposal at the annual meeting; and

(P) any other information relating to such Proposing Person or such proposal that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the annual meeting.

(ii) Information Regarding the Proposal: As to each item of business (other than the nomination of a person for election as a director, which is governed by Bylaw 10, and, to the extent applicable, Bylaw 11) that the stockholder giving the notice proposes to bring before the annual meeting:

(A) a description in reasonable detail of (1) the business desired to be brought before the annual meeting, (2) the reasons why such stockholder or any other Proposing Person wishes to conduct such business at the annual meeting and (3) the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Company and its stockholders;

(B) a description in reasonable detail of (1) any material interest of any Proposing Person in such business, including any anticipated benefit to the stockholder or the Proposing Person therefrom, and (2) all agreements, arrangements or understandings among the Proposing Persons or between any Proposing Person and any other person or entity (including their names) in connection with the proposal; and

(C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment).

(c) No Right to Have Proposal Included. A stockholder is not entitled to have its proposal included in the Company’s proxy materials solely as a result of such stockholder’s compliance with the foregoing provisions of this Bylaw 9.

(d) Requirement to Attend Annual Meeting. If a stockholder is not present in person at the annual meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered).

10. Notice of Director Nominations.

(a) Nomination of Directors. Subject to the rights, if any, of any series of Preferred Stock to nominate or elect directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the procedures set forth in this Bylaw 10 will be eligible to serve as directors. Nominations of persons for election as directors of the Company may be made only at an annual meeting of stockholders and only (i) by or at the direction of the Board or (ii) by a stockholder present in person who has complied with all applicable requirements of this Bylaw 10 and Bylaw 11 in relation to such nomination, was a stockholder of record of the Company at the time of giving the notice required by Bylaw 11(a), on the record date(s) for the determination of stockholders entitled to notice of and to vote at the meeting, and at the time of the annual meeting, is entitled to vote at the annual meeting and has nominated a number of nominees that does not exceed the number of directors that will be elected at such meeting. In addition to the requirements of this Bylaw 10, each Nominating Person (as defined in Bylaw 11(i)(ii)) shall comply with all applicable requirements of the Exchange Act (including Rule 14a-19 promulgated thereunder) and the DGCL with respect to any such nomination.

(b) Required Form for Director Nominations. To be in proper form, a stockholder’s notice to the Secretary must set forth in writing the following information, which must be updated and supplemented as provided in Bylaw 11.

(i) Information Regarding the Nominating Person. As to each Nominating Person:

(A) the information set forth in Bylaw 9(b)(i) (except that for purposes of this Bylaw 10, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places where it appears in Bylaw 9(b)(i), the term “elect” will be substituted for the term “approve” and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” or “nominee” contemplated by this Bylaw 10(b), as the context requires);

(B) a written representation as to whether such Nominating Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the nominees of the Board or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act; and

(C) a written representation on behalf of such Nominating Person and any group of which it is a member, pursuant to which such Nominating Person acknowledges and agrees (1) that it, or the group of which it is a part, intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of such director nominees other than the Company’s nominees in accordance with Rule 14a-19(a)(3) under the Exchange Act, (2) that it shall notify the Secretary promptly if any change occurs with respect to the intent of such Nominating Person or the group of which such Nominating Person is a part to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees or with respect to the names of such Nominating Person’s nominees, (3) that if such Nominating Person or the group of which it is a part (i) provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Company shall disregard any proxies or votes solicited for such Nominating Person’s nominees, and (4) that, upon request by the Company, if such Nominating Person or the group of which it is a part provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such Nominating Person shall deliver to the Company, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Company or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(ii) Information Regarding the Nominee: As to each person whom the stockholder giving notice proposes to nominate for election as a director:

(A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Bylaw 9(b)(i) if such proposed nominee were a Nominating Person;

(B) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy materials as a nominee and to serve as a director if elected);

(C) a reasonably detailed description of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements or understandings (written or oral and formal or informal and whether monetary or non-monetary) during the past three years, any other relationships, between or among such Nominating Person, on the one hand, and each proposed nominee and his or her affiliates and associates or others “acting in concert” (as defined in Bylaw 11(i)(i)) therewith, on the other hand, including all information that would be required to be disclosed pursuant to Items 403 and 404 or any successor provision of Regulation S-K if the stockholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(D) a completed questionnaire (in the form provided by the Secretary upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made;

(E) a reasonably detailed description of any and all potential and actual conflicts of interest of such nominee with the Company; and

(F) a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is qualified and if elected intends to serve as a director of the Company for the entire term for which such proposed nominee is standing for election, (2) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Company, with the proposed nominee’s fiduciary duties under applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (4) if elected as a director of the Company, the proposed nominee would be in compliance and will comply, with all applicable corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

(iii) Additional Information. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the qualifications and eligibility of such proposed nominee to serve as a director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Upon written request by the Secretary, the Board or any duly authorized committee thereof, each candidate proposed to be nominated for election as a director shall make himself or herself available for interviews with the Board and any duly authorized committee thereof within five business days of delivery of such request (or such other period as may be specified in such request).

(c) No Right to Have Nominees Included. A stockholder is not entitled to have its nominees included in the Company’s proxy materials solely as a result of such stockholder’s compliance with the foregoing provisions of this Bylaw 10, except if such nominees are also submitted in accordance and in compliance with Rule 14a-19 under the Exchange Act and other applicable requirements of state and federal law.

(d) Requirement to Attend Annual Meeting. If a stockholder is not present in person at the annual meeting to present its nomination, such nomination will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).

(e) Rule 14a-19 Compliance. Without limiting the other provisions and requirements of this Bylaw 10 or Bylaw 11, unless otherwise required by applicable law, if any stockholder (i) provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Company shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Company, if any stockholder provides notice pursuant to Rule 14a-19(a)(1) under the Exchange Act, such stockholder shall deliver to the Company, no later than five business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Company or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

11. Additional Provisions Relating to the Notice of Stockholder Business and Director Nominations.

(a) Timely Notice. To be timely, a stockholder’s notice required by Bylaw 9(a) or Bylaw 10(a) must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is scheduled for a date more than 30 calendar days prior to or more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public disclosure (as defined in Bylaw 11(i)(v)) of the date of such meeting is first made. In no event will a recess or adjournment of an annual meeting (or any announcement of any such recess or adjournment) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute proposals of business or nominations following the expiration of the time periods set forth in this Bylaw 11(a).

(b) Updating Information in Notice. A stockholder providing notice of business proposed to be brought before an annual meeting pursuant to Bylaw 9 or notice of any nomination to be made at an annual meeting pursuant to Bylaw 10 must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Bylaw 9 or Bylaw 10, as applicable (including any information regarding any Proposing Person or Nominating Person or candidate whom a Nominating Person proposes to nominate for election as a director), is true and correct as of the record date for notice of the meeting and as of the date that is five business days prior to the meeting or any recess, adjournment or postponement thereof, and any such update and supplement must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company no later than two business days after the record date for notice of the meeting in the case of the update and supplement required to be made as of the record date for notice of the meeting, and not later than two business days prior to the date for the meeting, or any recess, adjournment or postponement thereof, in the case of the update and supplement required to be made as of five business days prior to the meeting or any recess, adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Bylaw 11(b) or any information provided pursuant to this Bylaw 11(b) shall not, and shall not be deemed to, cure any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit such stockholder to amend any proposal or nomination or to submit any new or amended proposal or nomination, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting. Business or a nomination proposed to be brought by a stockholder may not be brought before a meeting if such stockholder or any Proposing Person, Nominating Person or nominee, as applicable, takes action contrary to the representations made in the stockholder notice applicable to such business or nomination or if the stockholder notice applicable to such business or nomination contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if after being submitted to the Company, the stockholder notice applicable to such business or nomination was not updated in accordance with these Bylaws.

(c) Determinations of Form, Effect of Noncompliance, Etc. The presiding officer of any meeting of stockholders will, if the facts warrant, determine that a proposal was not made in accordance with the procedures prescribed by Bylaw 9 and this Bylaw 11 or that a nomination was not made in accordance with the procedures prescribed by Bylaw 10 and this Bylaw 11, and if he or she should so determine, he or she will so declare and the defective proposal or nomination, as applicable, will be disregarded. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by applicable law, if (i) a Proposing Person intending to propose business or a Nominating Person intending to make a nomination pursuant to Bylaws 9, 10 and 11, as applicable, proposes such business or makes such nomination except in accordance with the procedures set forth in Bylaws 9, 10 and 11, (ii) a Proposing Person intending to propose business or a Nominating Person intending to make a nomination pursuant to Bylaws 9, 10 and 11, as applicable, does not provide the information required under Bylaws 9, 10 and 11 to the Company in accordance with the applicable timing requirements set forth in these Bylaws, (iii) a Proposing Person intending to propose business or a Nominating Person intending to make nominations pursuant to Bylaws 9, 10 and 11, as applicable, takes action contrary to the representations made in the applicable stockholder notice, (iv) the stockholder is not present in person at the meeting to present the proposed business or nomination, (v) the applicable stockholder notice contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if after being submitted to the Company, the applicable stockholder notice was not updated in accordance with these Bylaws to cause the information provided in the stockholder notice to be true, correct, and complete in all respects, in each case, such business or nominations shall not be considered and will be disregarded, notwithstanding that proxies in respect of such business or nominations may have been solicited, obtained or delivered.

(d) Written Verification. Upon written request by the Secretary, the Board or any duly authorized committee thereof, a stockholder submitting a notice pursuant to Bylaw 9 or Bylaw 10 shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Company, to demonstrate the accuracy of any information submitted by the stockholder (including any information submitted regarding any Proposing Person, Nominating Person or candidate for election as a director) in the notice delivered pursuant to the requirements of these Bylaws (including, if requested, written confirmation by such stockholder that it continues to intend to bring the business or nomination proposed in the notice before the meeting), and (ii) such other information reasonably required by the Secretary, the Board or any duly authorized committee thereof, acting in good faith, to determine compliance with these Bylaws by each Proposing Person, Nominating Person and candidate for election as a director or the accuracy and completeness of any notice or solicitation given or made on behalf of a Proposing Person, Nominating Person or candidate for election as a director. If a stockholder fails to provide such written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.

(e) Supplements. Upon written request by the Secretary, the Board of Directors or any duly authorized committee thereof, a stockholder submitting a notice pursuant to Bylaw 9 or Bylaw 10 shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Company, to update the information (including any information submitted regarding any Proposing Person, Nominating Person or candidate for election as a director) contained in any previously submitted stockholder notice and provide the disclosures required by these Bylaws such that they are current and true, correct and complete as of the date that such supplement is submitted to the Secretary. If a stockholder fails to provide such written supplement within such period, the information as to which a written supplement was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.

(f) Cross References. For a notice submitted pursuant to Bylaw 9 or 10, as applicable, to comply with the requirements of these Bylaws, each of the requirements of Bylaw 9, 10 or 11, as applicable, shall be directly and expressly responded to in a manner that clearly indicates and expressly references to which provisions of Bylaw 9, 10 or 11, as applicable, the information disclosed is intended to be responsive. Information disclosed in one section of the notice in response to one provision of Bylaw 9, 10 or 11, as applicable, shall not be deemed responsive to any other provision of Bylaw 9, 10 or 11, as applicable, unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to Bylaw 9, 10 or 11, as applicable. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of Bylaw 9, 10 or 11, as applicable, shall be disregarded and shall not satisfy the requirements of this this Bylaw 11(f).

(g) Incorporation by Reference. For a notice submitted pursuant to Bylaw 9 or 10, as applicable, to comply with the requirements of these Bylaws, it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared solely in response to the requirements of these Bylaws) all the information required to be included therein as set forth in these Bylaws. For the avoidance of doubt, a notice shall not be deemed to be in compliance with this Bylaw 11(g) if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the Securities and Exchange Commission (the “SEC”) not prepared solely in response to the requirements of these Bylaws. For the further avoidance of doubt, the body of the notice shall not include any documents that are not prepared solely in response to the requirements of these Bylaws.

(h) Representations Regarding Information. A stockholder submitting a notice pursuant to Bylaw 9 or 10, as applicable, by its delivery to the Company, represents and warrants that all information contained therein (including any information submitted regarding any Proposing Person, Nominating Person or candidate for election as a director), as of the deadline for submitting the notice, is true, accurate and complete in all respects and contains no false or misleading statements and that it intends for the Company and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to Bylaw 9 or 10, as applicable, by any stockholder proposing business or a nomination to be brought before an annual meeting shall not be true, correct and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with this Bylaw 11(h).

(i) Certain Definitions.

(i) For purposes of these Bylaws, a person will be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Company in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be “acting in concert” with any other person solely as a result of the solicitation or receipt of revocable proxies from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A, and a person deemed to be “acting in concert” with another person shall be deemed to be “acting in concert” with any third party who is also “acting in concert” with such other person.

(ii) For purposes of these Bylaws, “Nominating Person” means (A) the stockholder providing the notice of the nomination proposed to be made at an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the annual meeting is given, (C) each Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner(s), (D) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner(s) in such solicitation of proxies in respect of any such proposed nomination, (E) any person controlling, controlled by or under common control with such stockholder or beneficial owner(s), and (F) any person “acting in concert” with such stockholder or beneficial owner(s).

(iii) For purposes of Bylaw 9 and Bylaw 10, “present in person” means that the stockholder proposing the nomination or other business to be brought before the meeting, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, is in attendance at such meeting.

(iv) For purposes of these Bylaws, “Proposing Person” means (A) the stockholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is given, (C) each Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner(s), (D) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or beneficial owner(s) in such solicitation of proxies in respect of any such proposed business, (E) any person controlling, controlled by or under common control with such stockholder or beneficial owner(s), and (F) any person “acting in concert” with such stockholder or beneficial owner(s).

(v) For purposes of these Bylaws, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Bloomberg, Associated Press or comparable national news service or in a document filed by the Company with the SEC pursuant to the Exchange Act or furnished by the Company to stockholders.

(vi) For purposes of these Bylaws, a “qualified representative” of a stockholder means, (A) if such stockholder is a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (B) if such stockholder is a corporation or a limited liability company, any officer or person who functions as an officer of such corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of such corporation or limited liability company or (C) if such stockholder is a trust, any trustee of such trust.

12. Record Dates.

(a) Voting Record Dates. In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders, the Board may fix a record date, which will not precede the date upon which the Board resolution fixing the same is adopted and will not be more than 60 nor less than 10 calendar days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any recess or adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the recessed or adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to such notice of such recessed or adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Bylaw 12(a) at the recessed or adjourned meeting.

(b) Payment Record Dates. In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

(c) Identity of Registered Holder. The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.

13. Recesses and Adjournments. A meeting of stockholders may be recessed or adjourned from time to time by the presiding officer of the meeting. Upon any recessed or adjourned meeting being reconvened, any business may be transacted which properly could have been transacted in the absence of such recess or adjournment.

14. Voting List. A complete list of stockholders of record entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder for any purpose germane to the meeting, for a period of ten days ending on the day before the meeting date, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders. Except as otherwise provided by law, such list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Bylaw 14 or to vote in person or by proxy at any meeting of stockholders. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list.

DIRECTORS

15. Function. The business and affairs of the Company will be managed under the direction of the Board.

16. Number, Election and Terms.

(a) Subject to the rights, if any, of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, the authorized number of directors may be fixed from time to time only by a resolution adopted by a majority of the directors then in office; provided, however, that the directors then in office are not less than 33 1/3% of the total number of directors then authorized.

(b) Until the conclusion of the 2030 annual meeting of stockholders (the “Transition Time”), the directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the provisions of the Certificate of Incorporation. Beginning with the 2030 annual meeting of stockholders and at each annual meeting of stockholders thereafter, directors will be elected at each annual meeting of stockholders in accordance with the provisions of the Certificate of Incorporation to serve as such until the next annual meeting of stockholders and until their successors are elected and qualified; provided that any directors that are to be elected by the holders of any series of the Preferred Stock will be so elected in the manner provided in the applicable Preferred Stock Designation. Accordingly, in order to transition from classified directors, at the 2028 annual meeting of stockholders, the directors elected at that meeting shall be elected to hold office for a one-year term expiring at the 2029 annual meeting of stockholders and until their successors are elected and qualified; at the 2029 annual meeting of stockholders, the directors elected at that meeting shall be elected to hold office for a one-year term expiring at the 2030 annual meeting of stockholders and until their successors are elected and qualified; at the 2030 annual meeting of stockholders, the directors elected at that meeting shall be elected to hold office for a one-year term expiring at the 2031 annual meeting of stockholders and until their successors are elected and qualified, at which point all of the directors will cease to be classified; and at each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

17. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor is elected and qualified. No decrease in the authorized number of directors will shorten the term of any incumbent director.

18. Removal. Unless otherwise restricted by statute, any director or the entire Board may be removed only in accordance with Article VII, Section 4 of the Certificate of Incorporation.

19. Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman or the Secretary. Any resignation is effective when the resignation is delivered to the Company unless the resignation specifies a later effective date or an effective date that is contingent upon the occurrence or non-occurrence of one or more specified events.

20. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

21. Special Meetings. Special meetings of the Board may be called by the Chairman on one day’s notice to each director by whom such notice is not waived, given in a manner permitted by Bylaw 28 or by the DGCL, and will be called by the Chairman, in like manner and on like notice, upon the request of a majority of the Whole Board. The time and place of any such special meeting shall be as specified in the notice of such meeting.

22. Quorum. At all meetings of the Board, a majority of the Whole Board will constitute a quorum for the transaction of business. Except for action to be taken by committees of the Board as provided in Bylaw 24, and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

23. Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

24. Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, or in these Bylaws, will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee will have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) making, adopting, amending or repealing any provision of these Bylaws. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board conducts its business. Any resolution of the Board establishing or directing any committee of the Board or establishing or amending the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

25. Compensation. The Board may establish the compensation of directors, including without limitation compensation for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services provided to the Company or at the request of the Board.

26. Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.

27. Chairman of the Board. The Board, by a majority vote of the Whole Board, shall elect a Chairman from among the members of the Board. The Chairman shall not be considered an officer of the Company in his or her capacity as such. The Chairman may be removed from that capacity by a majority vote of the Whole Board. The Chairman shall preside at meetings of the Board and of the stockholders and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws. In the absence of the Chairman, such other director of the Company designated by the Chairman or by the Board shall act as chairman of any such meeting. The Chairman or the Board may appoint a Vice Chairman of the Board to exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Chairman or by the Board.

NOTICES AND WAIVERS

28. Notices.

(a) Notices to Stockholders.

(i) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company pursuant to applicable law or under the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Company and shall be given (A) if mailed, when the notice is deposited in the U.S. mail, postage prepaid; (B) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address; or (C) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Company in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Bylaw 28(a)(iii). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Company.

(ii) Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Bylaw 28(a)(iii), any notice to stockholders given by the Company pursuant to applicable law or under the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Company. The Company may give a notice by electronic mail in accordance with Bylaw 28(a)(i) without obtaining the consent required by this Bylaw 28(a)(ii). Notice given pursuant to this Bylaw 28(a)(ii) shall be deemed given (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (B) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (C) if by any other form of electronic transmission, when directed to the stockholder.

(iii) Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (A) the Company is unable to deliver by such electronic transmission two consecutive notices given by the Company and (B) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

(iv) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Company that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) Notices to Directors. Notices to directors may be given by mail or courier service, telephone, electronic transmission or as otherwise may be permitted by these Bylaws and the DGCL.

29. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

OFFICERS

30. Generally.

(a) The officers of the Company will be elected annually by the Board and will consist of a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board may also choose one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, the Board may authorize the Chief Executive Officer to appoint any person to any office. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any director.

(b) Chief Executive Officer; President. Unless the Board has designated another person as the Company’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Company. The Chief Executive Officer shall have general charge and supervision of the business of the Company subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. The President shall perform such other duties and shall have such other powers as the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe.

(c) Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board or the Chief Executive Officer (or the President if there is no Chief Executive Officer). The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.

(d) Secretary; Assistant Secretary. The Secretary, or an Assistant Secretary, shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a minute book or similar electronic record to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board, and shall perform such other duties as may be assigned by the Board. The Secretary, or an Assistant Secretary, shall keep in safe custody the seal of the Company and have authority to affix the seal to all documents requiring it and attest to the same.

(e) Treasurer; Assistant Treasurer. The Treasurer, or an Assistant Treasurer, shall have the custody of the corporate funds and other property of the Company, except as otherwise provided by the Board, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer, or an Assistant Treasurer, shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and whenever requested by the Board, shall render an account of all his or her transactions as treasurer and of the financial condition of the Company, and shall perform such other duties as may be assigned by the Board.

(f) Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding the provisions herein.

(g) Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer, the President, any Vice President or any other officer authorized to do so by the Board and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any company in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

(h) Chairman of the Board. The Board, in its discretion, may choose a Chairman (who shall be a director but need not be elected as an officer) as described in Bylaw 27.

31. Compensation. The compensation of all directors who are also officers and agents of the Company and the executive officers of the Company will be fixed by the Board or by a committee of the Board. The Board may fix or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

32. Succession. The officers of the Company will hold office until their successors are elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board or as otherwise provided in Bylaw 30. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless such notice provides that the resignation is effective at some later time or upon the occurrence of some later event.

33. Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

STOCK

34. Certificates. The Board may provide by resolution or resolutions that some or all of any classes or series of stock of the Company shall be uncertificated shares. Certificates, if any, representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate shall be numbered and shall be signed by, or in the name of the Company by, the Chairman, or Chief Executive Officer or Chief Financial Officer, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

35. Transfer. Transfers of shares shall be made upon the books of the Company (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the Company of the certificate or certificates for such shares. No transfer shall be made that is inconsistent with the provisions of applicable law.

36. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate or uncertificated shares.

GENERAL

37. Fiscal Year. The fiscal year of the Company will end on December 31 of each calendar year or such other date as may be fixed from time to time by the Board.

38. Reliance Upon Books, Reports and Records. Each director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

39. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and these Bylaws. Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, prior to the Transition Time, Bylaws 16(b), 18 and 39 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class.

40. Certain Defined Terms. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Certificate of Incorporation.